DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this "***Agreement***"), effective as of this 4th day of April, 2013 (the "***Effective Date***") is entered into by and between, VOIS Inc., a Florida corporation (the "***Company***"), and Brent Fouch, an individual (the "***Creditor***").

RECITALS

WHEREAS, on December 31, 2010, Mind Solutions, Inc. issued to the Creditor that certain Convertible Promissory Note attached hereto as Exhibit C in the principal amount of $157,324.06 (the "***Note***");

WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among Mind Solutions, Inc. and the Company (and other parties) dated as of October 19, 2012, the Company succeeded to the debts and obligations of Mind Solutions, Inc., including the obligations under the Note;

WHEREAS, demand has been made for repayment of the obligations evidenced by the Note (the "***Obligations***"), and the Company has been unable and has failed to repay the Obligations, and as a result the Note is currently in default; and

WHEREAS, pursuant to the terms hereof and the terms of the Note, the Creditor desires to settle a portion of the Obligations constituting $51,000 (the "***Conversion Amount***") by the conversion of the Conversion Amount in the manner set forth in Section 1(b) of the Note, which provides that the Obligations shall be convertible into the Common Stock of the Company at a conversion price equal to $0.0024 per share, which is the closing bid price on the day prior to conversion (the "***Conversion Price***").

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

AGREEMENT

1. **Conversion of Convertible Note**. In accordance with and pursuant to the terms of the Note, the Creditor elects to, and the Company shall convert the Conversion Amount into 21,250,000 shares of the Common Stock of the Company (the "***Shares***"), which is determined by dividing the Conversion Amount by the Conversion Price.

2. **Sale of the Company's Stock**. In connection with the issuance of the Shares, the Company shall deliver the Shares without registration under the Securities Act of 1933, as amended (the "***Act***") pursuant to an exemption from registration under Rule 144, and Section 4(1) of the Act.

3. **Representations and Warranties of the Company**.

(a) The Company acknowledges that it is indebted to the Creditor for the Obligations.

(b) The Company acknowledges that demand has been made for repayment of the Note, and the Note is currently in default.

(c) The Obligations represented by the Note were incurred on July 10, 2010.

(d) The Obligations were incurred as full-recourse debt obligations.

(e) In accordance with Section 1(b) of the Note, the Company will allow for conversion of the Obligations in whole or in part into the Shares at the Conversion Price.

(f) All of the Obligations have been reflected on the financial statements of the Company from the time the Obligations were incurred as debts owing by the Company.

(g) Attached hereto and incorporated herein by this reference as Exhibit B is a a Representation Letter from the Creditor dated March 26, 2013 specifically attesting as follows:

(i) That neither the Creditor nor any of its principals, employees, agents or affiliated companies are affiliates of the Company;

(ii) That the Company does not have any affiliation or arrangement with the Creditor to the extent that they could be viewed as a control relationship; and

(iii) That the transactions that have occurred for the Creditor to come into possession of the Shares have not been part of any plan to evade the registration requirements of the Act.

4. **Complete Agreement**. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and be binding upon the respective parties hereto. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof

[Signature Page Follows]

Brent Fouch

VOIS INC.

By:
Name: Kerry Driscoll
Its: Chief Executive Officer

[SIGNATURE PAGE – DEBT CONVERSION AGREEMENT]

EXHIBIT A

Convertible Promissory Note

[see attached]

CONVERTIBLE PROMISSORY NOTE

December 31, 2010

For valuable consideration received, the undersigned MIND SOLUTIONS, INC., a Nevada corporation having its principal office and place of business at 3525 Del Mar Heights Rd. #802, San Diego, Ca. 92130 (hereinafter referred to as the "Maker"), promises to pay to the order of BRENT FOUCH (hereinafter referred to as the "Payee"), the aggregate sum of One Hundred Fifty Seven Thousand Three Hundred and Twenty Four Dollars and 06/100 Cents ($157,324.06) ("Principal") with zero (0) interest.

On or about July 1, 2010, the Payee loaned to the Maker the sum of Two Hundred Fifty Thousand Seven Hundred Thirty Eight Dollars and Twenty Five Cents ($250,738.25), and as of the date of this Convertible Promissory Note (this "Note"), the sum of the Principal remains unpaid and due from the Maker to Payee.

The Maker and the Payee desire to set forth the terms of repayment of the principal pursuant to the terms and conditions of this Note.

1. **TERMS OF PAYMENT.** Payment of Principal and Interest under this Promissory Note (this "Note") shall be made as follows:

a. Maturity Date. The accrued Interest and entire Principal balance shall be due and payable on the date that is six (6) months from and after the date of this Note (the "Maturity Date").

b. Conversion. In the event the Maker is unable or unwilling to make payment of the Principal on or before the Maturity Date, and demand is made therefor by the Payee, this Note shall be deemed in default and the Maker and the Payee hereby agree that in the event of default the then unpaid Principal and accrued Interest, if any, outstanding can be converted at the option of the Payee in whole or in part into shares of Maker's, or Maker's successor in interest's, common stock, (the "Common Stock"). This option will be at the discretion of the Payee and such shares shall be converted at Par value unless the Company is publicly traded, in which case the shares shall be converted at the closing bid price on day of conversion. In such instance, the Maker hereby agrees to issue to and in the name of the Payee and cause such issuance to be recorded on the books and records of the Maker, and the Payee hereby agrees to receive and accept Maker's Common Stock, in consideration for conversion and cancellation of the Note representing the amount of Principal and Interest being converted under the Note. Upon conversion in accordance with this Section 1, the Note shall be of no further force and effect and the Maker shall be forever released from any and all of its obligations and liabilities under the Note. Payee acknowledges that no representations, warranties, covenants or promises have been made concerning the marketability or value of the Common Stock. The Maker has not agreed with, represented or covenanted to Payee that the Common Stock will be purchased or redeemed from Payee at any time in the future.

2. **USURY.** It is hereby agreed that the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of

usury.

3. **PREPAYMENT**. The Maker, at its election, shall have the right to prepay all or any portion of the Principal hereof at any time without penalty on the same terms as the Conversion.

4. **NO DEMAND**. Payee hereby agrees to accept the repayment of the Principal and hereby waives his right to demand payment of the amounts then owed under this Note other than pursuant to the terms of the Conversion as set forth in this Note.

5. **WAIVER**. Each maker, surety and endorser waives demand, grace, notice, protest, presentment for payment and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

6. **ARBITRATION**. In the event default is made in the payment of any part of the Principal or Interest of this Note as the same becomes due and payable, then, or in either event, the legal holder hereof has the option, without notice or demand, to declare the unpaid principal and accrued interest of this Note at once due and payable. The undersigned agree to Arbitration with AAA in San Diego, California in the event of a dispute that cannot be settled upon mutual agreement.

7. **GOVERNING LAW**. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California, without respect to is conflicts of laws principles.

8. **AMENDMENT**. Any change, modification or amendment to this Note shall be effective only when made by an instrument in writing signed by the Payee and Maker.

9. **SEVERABILITY**. Every provision in this Note is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Note.

10. **ENTIRE AGREEMENT**. This Note constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

11. **HEADINGS**. Paragraph headings are for convenience of the reader only and are not part of this Note and shall not be used in construing this Note.

MIND SOLUTIONS, INC.

By [signature] CFO
Brent Fouch, Chief Financial Officer

PAYEE

By [signature]
Brent Fouch

EXHIBIT B

Representation Letter

Re: VOIS Inc. – Request for Trading Restriction Removal under Rule 144

Date: April 3, 2013

To whom it may concern:

1. In connection with the request for the removal of the restrictive legend from the stock certificate(s) to be issued to the undersigned, which represent(s) 21,250,000 shares of the Common Stock ("Shares") of VOIS Inc., a Florida corporation (the "Company"), pursuant to Rule 144 promulgated by the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), I hereby represent, warrant and confirm to the Law Offices of Michael L. Corrigan ("Counsel") and Interwest Transfer Company, Inc. ("Transfer Agent") as follows: ***(Please fill in and check all boxes that apply)***

2. I acquired and fully paid for the Shares as follows:

Date of Acquisition of Shares	Manner of Acquisition (*e.g.* "Purchased from Company")	Date of Payment (if same as Date of Acquisition state "same")
04/04/2013	In repayment of debt pursuant to promissory note	Loan made on July 10, 2010 pursuant to Convertible Promissory Note dated 12/31/2010

3. As of the date of this Representation Letter, and exclusive of the Shares to be issued to me as referred to in this Representation Letter, I am the owner, directly and/or beneficially, of a total of 8,000,000 Shares.

4. ☒ I acquired the Shares pursuant to the conversion of the Convertible Promissory Note issued by the Company on December 31, 2010, which were fully-paid as of such date;

5. ☒ The Company is a reporting company and has complied with its reporting requirements of the Securities Exchange Act of 1934, as amended. I agree to notify Counsel and the Transfer Agent if the Company becomes delinquent in filings.

6. ☒ I am not an Affiliate of the Company as such term is defined under Rule 144(a)(1) and (2) (*e.g.* an officer, director, 10% shareholder or someone, alone or in combination, having control over the Company), and have not been for the past 90 days. I do not have any material, non-public information about the Company.

7. ☒ None of the following persons is an Affiliate of the Company and has not been an Affiliate of the Company for the past three (3) months:

   (a) Neither my spouse nor any relative of mine who shares the same residence as I;

   (b) Any trust or estate in which I or any of the persons described in 7(a) collectively own 10% or more of the beneficial interest or in which I or any such person serves as a fiduciary; or

(c) Any corporation, limited liability company, partnership or other entity in which I or any of the persons described in 7(a) and (b) collectively are the beneficial owners of 10% or more of any class of equity securities or 10% of the equity interest.

8. ☒ I do not know of any material adverse information about the Company which has not been publicly disclosed, and will refrain making any sales of the Shares as long as I am in possession of non-public material adverse information

9. ☒ No portion of the proceeds from the sale or other disposition of the Shares will be delivered to the Company or to any third party for the benefit of the Company.

10. ☒ The transactions that have occurred for me to come into possession of the Shares have not been part of any plan to evade the registration requirements of the Act;

11. ☒ I am not aware of any facts or circumstances indicating that I am or might be deemed an underwriter within the meaning of the Act with respect to such Shares. I am not individually, or together with others, engaged in making a distribution of the Shares.

12. ☒ I confirm that the Company is not, and has not been at any time in the preceding 12 months, a Shell or Blank Check company as defined in Rule 144(i)(1).

13. ☒ I have not made, and will not make, any payment in connection with the sale of the above Shares other than the usual and customary broker's commission for executing sales of the Shares. No portion of the proceeds from the sale of the Shares will be delivered to the Company.

14. ☒ I have not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with this transaction. I will place no orders to purchase these Shares, pending execution or cancellation of this transaction; and further affirm that I am not coordinating with any other party to place trades on the Shares, including:

(a) Any person related to me, or by any person, firm, corporation, trust or estate acting in my behalf, jointly or in concert with me, or over which I have control;

(b) Any pledgor, donor, or trust from which I may have acquired shares of such security; or

(c) Any pledge, done, or trust from which I have acquired shares of such security.

I acknowledge that I am familiar with Rule 144 of the Act, and with the Exchange Act, and agree that the Company, Counsel and the Transfer Agent will rely upon the completeness and accuracy of the information and representations contained in this letter. Accordingly, I agree to indemnify and hold harmless the Company, Counsel and the Transfer Agent, their officers, directors and counsel for any loss they or any of them may sustain arising out of a breach of my representation set forth in this letter or any violation of the Act, the Exchange Act, or any other applicable laws or regulations by me or by anyone acting on my behalf.

Brent Fouch